Exhibit 10.1

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Research and Commercialization Work Plan
EXECUTION COPY
The Development and Commercialization of Recombinant Vaccines and Therapeutic Proteins Using Dyadic’s C1 Fungal Expression System as the Commercial Production Platform
1.    Introduction

•
Serum Institute of India Private Limited, a Company incorporated under the Laws of India and having its registered address at 212/2 Off Soli Poonawalla Road, Pune 411028 (Serum) and Dyadic have agreed to enter into a commercial collaboration for 12 product candidates to be expressed using Dyadic’s C1 Technology through the definitive Collaboration Agreement for the development and commercialization of recombinant vaccines and therapeutic proteins using dyadic’s C1 fungal expression system as the commercial production platform. Serum will undertake commercially best efforts to fully develop and commercialize the proteins expressed from Dyadic’s C1 technology. [***]. Initially, through Phases I & II below Dyadic will [***] costs incurred by Dyadic from its third party research collaborator “The VTT Technical Research Center of Finland”.

•
The purpose of the Dyadic/Serum Collaboration is to apply Dyadic’s C1 technology to express up to twelve proteins - 8 MABs and 4 rVaccines. In addition, Serum is also interested in developing [***]. Inclusion [***] in the Serum-Dyadic collaboration portfolio will be communicated and dealt separately. Serum will provide the gene sequences to Dyadic/VTT, which the Parties will need to agree upon in writing prior to the start of the project, which will be used for the expression and production of the Serum therapeutic and vaccine proteins using the C1 production platform.

•	The specific goals of the collaboration are:

o	For Dyadic to further develop/modify initial C1 strains to express up to twelve Serum proteins using the C1 gene expression platform of Dyadic.

o
For Serum to bear the full cost of the development and commercialization of all twelve (12) of the proteins expressed from C1 in this collaboration and to conduct the necessary and required preclinical research and clinical trials and to file the required applications with the Indian FDA to begin with and other regulatory authorities including US FDA to allow the commercialization and marketing of the twelve (12) vaccines or drugs produced from Dyadic’s C1 gene expression platform. It is further agreed that the new strains developed by Dyadic will be exclusively licensed to Serum and Dyadic cannot license, transfer, dispose off them to any third party including Danisco.

In order to fulfill this goal:

Exhibit 10.1

▪
Serum agrees to conduct all the necessary and required protein analysis and characterization in order to evaluate the quality of each of the expressed proteins. Serum also agrees to use its best efforts to develop and commercialize all twelve (12) of the proteins expressed from C1 in this project and to take all twelve (12) of these proteins through all the necessary and required preclinical research and clinical trials to prove that each of the chosen vaccines and/or drugs are safe and effective in treating a condition(s), and to file the required applications with the Indian FDA to begin with and other regulatory authorities including US FDA to allow the marketing of the twelve (12)) vaccines and/or drugs produced from Dyadic’s C1 gene expression platform.

▪
Provided both parties fulfill their respective obligations including that the C1 modified strains pass all the requisite criteria as required by Serum, then Dyadic shall grant Serum the option to obtain an exclusive commercial sublicense(s) to all twelve (12) of the specific developed/modified C1 strains expressing the selected Serum proteins from this collaboration. Each of the twelve (12) commercial sublicense(s) will be exclusive and shall be negotiated in good faith between Serum and Dyadic based on the projected commercial market for each of the selected proteins , provided that the financial obligations of Serum shall not exceed the terms and conditions of royalties & project costs as prescribed in this Research and Commercialization Work Plan. It is further agreed that Dyadic cannot transfer or dispose of the developed/modified C1 strains expressing the selected Serum proteins to any third party, including Danisco.

▪
Each sublicense will provide for royalties of [***] upon commercial sale of each of the products for a period of 15 years from the date of first commercial sale. The Parties agree that such other terms & conditions (other than the royalty rates) will be on reasonable commercial terms and conditions and will be subject to each of the Party’s other restrictions from third parties, if any. The terms and conditions of said sublicense(s) shall be negotiated in good faith by both Parties. Each commercial sublicense(s) option may be exercised by Serum by giving written notice to Dyadic following the conclusion of Phase I of the research below and such option shall be valid for a period of twelve months. Furthermore, Serum agrees to pay Dyadic a Milestone of [***] on 2nd anniversary of MA and an additional Milestone of [***] on 5th anniversary of MA.

▪	[***]

•	Dyadic/VTT will conduct the initial work to carry out Phase I and Phase II below at the VTT Technical Research Center of Finland.

•
In order to carry out the Phase I and Phase II Research Serum will provide Dyadic/VTT (i) information about the proteins (ii) the amino acid sequences of the target proteins (iii) a minimum of 2 mg of each protein to be used as a standard and (iv) purification methods, suggested by Serum that can be applicable by Dyadic/VTT, in case Protein A purification method cannot be applied.

2.    Dyadic/VTT Work Plan

•	The R&D work will be done in two phases as follows:
2.1 Phase I – First expression and production of Serum’s proteins at 1L scale

Exhibit 10.1

1)	Step 1 - Studying protease activity against the target proteins
a.    [***]

2)	Step 2 -Design and constructing the expression vectors
a.    [***]

3)	Step 3 - First set of proteins expression
a.    [***]

4)	Step 4 - Laboratory scale fermentations
a.    [***]
b.    Purified samples of the target proteins, if successful, will be delivered to Serum for further analysis and characterization.

2.2 Phase II – Second expression and production of Serum’s proteins at 1L scale

5)	Step 5 - Second set protein expression

a.	[***]

6)	Step 6 - Second set laboratory scale fermentation

a.	[***]

b.	Samples of the target proteins will be delivered to Serum for further analysis and characterization.

3.	Project timeline
The total duration of the project is 10 months excluding the time needed for gene synthesis by a gene synthesis company. Although these are projected timelines, Dyadic will try to deliver the proteins from Phase I at the earliest.

4.	Progress/Interim Meetings and Final Report:

a.	Frequency of teleconferences and/or face-to-face meetings: Throughout the project timeline monthly teleconferences or face to face meetings at VTT will be held between the project teams.

Exhibit 10.1

b.
Reports to be provided to Serum Project Manager: At the end of the project timeline, Dyadic will provide a written summary of the findings in the form of a Serum slide deck summarizing key outcomes (in PowerPoint format).

5.	Final Materials Deliverables
At the end of the development project if successful, Dyadic will provide Serum with small samples of available proteins for further analysis

6.	Project resources

a.	Dyadic will provide all scientific and technical support as is required for this successful collaboration.

b.	Project cost:
[***]

c.	Payments:

•	For phase I, serum will pay to Dyadic 50% on signing of this Research and Commercialization Work Plan and 50% at the completion of Phase I.

•	For Phase II, Serum will pay to Dyadic 50% on the starting date of phase II and 50% at the completion of phase II.

•
Serum shall make the payments subject to deduction of with-holding taxes, if any as may be applicable from time to time. Dyadic shall provide necessary document such as IRS Tax Residency Certificate in Form 6166, ‘No permanent establishment’ letter and Form 10F on letterhead that may be reasonably necessary in order for Serum to support concessional or No withholding taxes as per the Double Taxation Avoidance Agreement between India and US.   If the relevant supporting documentation is not provided by Dyadic within a reasonable timeframe following Serum’s request, the Serum shall deduct withholding tax at the applicable rate under tax legislations in India and shall provide a certificate of such deductions to Dyadic to claim credit of taxes in US.

Dyadic R&D Point of Contact:
Ronen Tchelet
Dyadic International (USA), Inc.
140 Intracoastal Pointe Drive
Suite # 404
Jupiter, Florida 33477 USA
Tel: + 36 30 864 6060
Email: rtchelet@dyadic.com
Copy: mjones@dyadic.com

Exhibit 10.1

Serum point of contact:
[***]
212/2 Off Soli Poonawalla Road
Hadapsar, Pune 411028
INDIA.
Tel : [***]
Email: [***]

IN WITNESS WHEREOF, duly-authorized representatives of the parties have signed as of the Effective Date.

DYADIC INTERNATIONAL (USA), INC. ( DYADIC)	SERUM INSTITUTE OF INDIA PVT. LTD. (SERUM)

By: /s/ Mark A Emalfarb	By: /s/Adar C. Poonawalla
Printed Name: Mark A. Emalfarb Title: Chief Executive Officer Date: 5-7-2019	Printed Name: Adar C. Poonawalla Title: Chief Executive Officer Date: 6th May 2019